UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

RECRUITER.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	90-1505893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Waugh Dr. Suite 300, Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2020, Recruiter.com Group, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) a Certificate of Designation (the “Certificate of Designation”) of Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The Certificate of Designation was effective upon filing with the Secretary of State and designated a new series of preferred stock of the Company as Series B Preferred Stock with 200,000 shares authorized for issuance. The Series B Preferred Stock has a stated value of $25 per share.

The material terms of Series B Preferred Stock include the following terms:

Ranking

The Series B Preferred Stock will rank, with respect to rights to the distribution of assets upon liquidation, dissolution or winding up of the Company:

(1)	senior to all classes or series of the Company’s common stock (except where common stockholders have contractual rights and preferences described in paragraph (4) below) and to all other equity securities issued by the Company other than equity securities referred to in paragraph (3) below;

(2)	on parity with all equity securities that specifically provide that such securities rank on parity with the Series B Preferred Stock;

(3)	junior to all previously designated series of the Company’s preferred stock outstanding as of the date of the filing of the Certificate of Designation with the Secretary of State that have rights to the distribution of assets upon liquidation, dissolution or winding up;

(4)	junior to the common stock issued upon conversion of the previously designated series of the Company’s preferred stock pursuant to the letter agreements entered into with the holders of such preferred stock in connection with the conversion thereof into common stock of the Company; and

(5)	effectively junior to all of the Company’s existing and future indebtedness (including indebtedness convertible into the Company’s common stock or preferred stock).

Dividends

Holders of Series B Preferred Stock will not be entitled to receive any dividends. Instead, the Series B Preferred Stock will be issued at a 39% original issue discount to the stated value.

Liquidation Preference

In the event of voluntary or involuntary liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to receive out of the assets legally available for distribution to the Company’s stockholders, subject to the preferential rights of the current and former holders of previously designated preferred stock, and any class or series of our capital stock we may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, before any distribution of assets is made to holders of the Company’s common stock or any other class or series of capital stock the Company may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up of no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other entity with or into the Company, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of the Company (although such events may give rise to the special optional redemption).

Redemption

Upon the occurrence of a “change of control”, the Company may, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after notice of such change of control, for cash at a redemption price of $25.00 per share.

A “change of control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all of the Company’s stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Conversion

Series B Preferred Stock will be convertible into the Company’s 13% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) on a share-for-share basis, subject to standard adjustments, at any time after the date a registration statement on Form S-1 registering the offer and sale of Series A Preferred Stock is declared effective.

On the third anniversary of the date of original issuance, Series B Preferred Stock will automatically convert into Series A Preferred Stock on a share-for-share basis, subject to standard adjustments.

As of the date of this Current Report on Form 8-K, the Company has not filed with the Secretary of State a certificate of designation of Series A Preferred Stock.

Voting Rights

Holders of the Series B Preferred Stock will not have any voting rights, except for certain limited voting rights related to authorizing any new capital stock, or increasing the number of authorized shares of existing capital stock, ranking senior to the Series B Preferred Stock, or creation of an obligation convertible therein, or approval of amendments to the Company’s Certificate of Incorporation, or as otherwise required by the Delaware General Corporation Law.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote.

Except as expressly stated in the Certificate of Designation or as may be required by applicable law, the Series B Preferred Stock does not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

The foregoing description of the rights, preferences, privileges and restrictions of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Series B Redeemable Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2020	RECRUITER.COM GROUP, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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